Exhibit 23.2

To the Board of Directors of Maple X Inc. (‘the Company’)

Subject: Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in the registration statement (Form S-11), dated April 7, 2022 of the Company and to the inclusion therein, of our report dated April 7, 2022 related to the consolidated financial statements of the Company as of December 31, 2021 and for the period then ended.

/s/ Ziv Haft
Ziv Haft.
Certified Public Accountants (Isr.)
BDO Member Firm

Tel Aviv,

April 7, 2022